Exhibit 99.1

For more information contact:
Bill Slater	Ellen Brook
Chief Financial Officer	Stapleton Communications Inc.
(408) 428-7801	(650) 470-0200
bslater@symmetricom.com	ellen@stapleton.com

SYMMETRICOM REPORTS FISCAL 3RD QUARTER FINANCIAL RESULTS

Company Returns to Profitability and Positive Cash Flow; Revenue Hits Post-Acquisition

High of $43.7 Million

SAN JOSE, Calif. — April 29, 2004 — Symmetricom, Inc. (NASDAQ:SYMM), a leading worldwide supplier of atomic clocks and network synchronization and timing solutions, today reported results for its fiscal third quarter ended March 31, 2004.

Fiscal third quarter revenue was $43.7 million, an increase of $2.8 million, or 6.8 percent, over prior quarter revenue of $41.0 million, and an increase of $6.9 million, or 18.7 percent, over the same period last year. For the nine month period ended March 31, 2004, revenue was $123.2 million, an increase of $28.1 million, or 29.5 percent, over the prior year period. The net profit from continuing operations for the fiscal third quarter was $1.8 million, or $0.04 per share on a fully diluted basis, which compares to a net loss from continuing operations for the prior quarter of $3.9 million, or $(0.09) per share, including a $0.10 per share restructuring charge. The company posted a net loss from continuing operations of $5.4 million, or $(0.13) per share, for the same period last year, which includes acquisition related restructuring charges of $0.03 per share. The net loss from continuing operations for the nine month period ended March 31, 2004, was $4.4 million, or $(0.10) per share, including various acquisition related charges of $0.11 per share. This compares to a net loss from continuing operations in the prior year period of $27.9 million, or $(0.83) per share, including acquisition related charges of $0.57 per share.

Comparison of nine month revenue and net loss results may not be meaningful as prior year results do not include full period results for Datum and TrueTime, which were both acquired in October 2002.

“All of our hard work over the last year has resulted in the company’s return to profitability,” said Thomas Steipp, chief executive officer of Symmetricom. “Revenue hit a post-acquisition high on the strength of our wireline, wireless and government businesses, while our continued focus on cost control and efficiency led to improved gross margins, exclusive of restructuring costs, for the fourth consecutive quarter. We are also pleased that our strong performance increased our cash and investment balances to $36.2 million in the third fiscal quarter from $28.9 million at the end of the prior quarter.”

Outlook for Q4 FY04

Symmetricom expects fiscal fourth quarter revenue to be between $43 million and $48 million and fiscal fourth quarter earnings to be between $0.04 and $0.07 per share. As a result of the acquisitions of Datum and TrueTime, Symmetricom has excess office and manufacturing space that it is seeking to sub-lease. Should Symmetricom be unable to find tenants for these vacant facilities, the company will have to take an additional lease impairment charge that will impact operating results.

INVESTOR CONFERENCE CALL

As previously announced, management will hold a conference call to discuss these results today, April 29, 2004 at 1:30 p.m. Pacific Time. Those wishing to join should dial 712-257-0003, passcode “Symmetricom”. Please reference the conference leader: Thomas Steipp. A live webcast of the conference call will also be available via the company’s website at www.symmetricom.com or www.vcall.com. A replay of the call will be available for one week. To access the replay, please dial 800-282-5583.

About Symmetricom

Symmetricom, Inc. is a leading worldwide supplier of atomic clocks and network synchronization and timing solutions. The company designs, manufactures, markets and provides services for wireline and wireless synchronization; space, defense and aerospace systems; network time servers; as well as G.shdsl-based broadband network equipment for the telecom, government and enterprise markets. Symmetricom is based in San Jose, California. For more information visit http://www.symmetricom.com.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of future revenue and earnings. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products or test and measurement products, timing of orders, cancellation or delay of customer orders, difficulties in manufacturing products to specification or customer volume requirements, customer acceptance of new products, customer delays in qualification and field trials of key new products, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including but not limited to, the report on Form 10-K for the year ended June 30, 2003 and subsequent Form 10-Q and Form 8-K filings.

Note: Financial schedules attached

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2004	2003	2004	2003
Net revenue	$43,748	$36,861	$123,179	$95,111
Cost of products and services	25,624	21,697	73,031	57,303
Amortization of purchased technology	978	1,057	2,940	2,176
Write-off of Telmax royalty	—	—	—	567
Integration and restructuring charges	—	160	5,641	203

Gross Profit	17,146	13,947	41,567	34,862
Operating Expenses:
Research and development	3,798	6,027	12,600	14,781
Selling, general and administrative	10,740	13,179	32,887	32,254
Amortization of intangibles	218	229	619	953
Integration and restructuring charges	—	2,223	1,890	3,231
Impairment of goodwill	—	—	—	15,335
Acquired In-process research and development	—	—	—	1,561

Operating income (loss)	2,390	(7,711)	(6,429)	(33,253)
Loss on investments	—	—	—	(450)
Interest income	95	158	260	516
Interest expense	(143)	(169)	(448)	(465)

Earnings (loss) before income taxes	2,342	(7,722)	(6,617)	(33,652)
Income tax provision (benefit)	592	(2,322)	(2,244)	(5,791)

Net earnings (loss) from continuing operations	1,750	(5,400)	(4,373)	(27,861)
Loss from discontinued operations, net of tax	(1)	(694)	(17)	(1,184)

Net earnings (loss)	$1,749	$(6,094)	$(4,390)	$(29,045)

Earnings (loss) per share - basic:
Earnings (loss) from continuing operations	$0.04	$(0.13)	$(0.10)	$(0.83)
Loss from discontinued operations	—	(0.01)	—	(0.04)

Net earnings (loss)	$0.04	$(0.14)	$(0.10)	$(0.87)

Weighted average shares outstanding - basic	44,226	42,131	43,386	33,465

Earnings (loss) per share - diluted:
Earnings (loss) from continuing operations	$0.04	$(0.13)	$(0.10)	$(0.83)
Loss from discontinued operations	—	(0.01)	—	(0.04)

Net earnings (loss)	$0.04	$(0.14)	$(0.10)	$(0.87)

Weighted average shares outstanding - diluted	46,014	42,131	43,386	33,465

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31, 2004	June 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$22,288	$32,284
Restricted cash	3,000	3,396
Short-term investments	10,886	735
Accounts receivable, net	27,958	23,776
Inventories, net	29,359	29,070
Prepaids and other current assets	14,684	13,853

Total current assets	108,175	103,114
Property, plant and equipment, net	28,291	31,222
Goodwill, net	49,248	50,200
Other intangible assets, net	15,758	19,128
Deferred taxes and other assets	31,000	29,726
Note receivable from employee	500	500

Total assets	$232,972	$233,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,864	$12,246
Accrued compensation	8,279	12,191
Accrued warranty	3,529	4,021
Other accrued liabilities	9,537	10,528
Current maturities of long-term obligations	1,108	996

Total current liabilities	34,317	39,982
Long-term obligations	9,102	10,057
Deferred income taxes	416	419

Total liabilities	43,835	50,458

Stockholders’ equity:
Common stock	169,183	159,194
Stockholder note receivable	(555)	(555)
Accumulated other comprehensive loss	(16)	(178)
Deferred compensation	(1,189)	(1,133)
Retained earnings	21,714	26,104

Total stockholders’ equity	189,137	183,432

Total liabilities and stockholders’ equity	$232,972	$233,890